UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2022
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Thermon Group Holdings, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Angela Strzelecki as a director of the Company, effective as of September 6, 2022. In connection with the appointment of Dr. Strzelecki, the Board increased its size from seven to eight members effective as of the same date.

Dr. Strzelecki is appointed to serve as directors until the Company’s next annual meeting of stockholders in 2023. Effective as of September 6, 2022, Dr. Strzelecki has also been appointed to serve on the Finance, Human Capital Management and Compensation, and Nominating and Corporate Governance Committees of the Board.

Dr. Angela Strzelecki, age 55, currently serves as President, Pharmaceutical Solutions for International Flavors & Fragrances, Inc. (“IFF”), a global producer of specialty chemicals for the food and beverage, fragrance, home and personal care, and health and wellness end markets, a position that she has held since IFF’s spin off from DuPont de Nemours, Inc. (“DuPont”) in February 2021. From 2018 to 2021, Dr. Strzelecki served as the Global Business Director, Pharmaceutical Solutions for DuPont, with oversight over DuPont’s pharmaceutical business unit. Dr. Strzelecki began her career with DuPont in 1995 and has served in various roles, including operations, marketing, corporate planning, and research and development during her time at DuPont. Dr. Strzelecki earned a B.S. in chemistry from King’s College and a doctorate in chemistry from The Pennsylvania State University. Dr. Strzelecki brings a wealth of experience in diverse end markets, corporate planning and international business.

There is no arrangement or understanding between Dr. Strzelecki, on the one hand, and any other person, on the other hand, pursuant to which she was selected as a director. There are no transactions involving the Company, on the one hand, and Dr. Strzelecki, on the other hand, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Strzelecki will receive compensation for his Board service in accordance with the Company’s standard compensatory program for non-employee directors and is eligible to participate in the Company's 2020 Long-Term Incentive Plan, under which she has been awarded a pro-rated annual grant of shares of Company common stock with a grant date market value of approximately $6,454. A description of the Company's compensatory program for non-employee directors is set forth under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 22, 2022, which may be adjusted by the Board from time to time. Dr. Strzelecki has entered into an indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.22 to the Company's Registration Statement on Form S-1/A filed with the SEC on April 1, 2011.

The Board has determined that Dr. Strzelecki is independent under the listing standards of the New York Stock Exchange and applicable law.

Item 7.01	Regulation FD Disclosure
On September 6, 2022, the Company issued a press release announcing the appointment of Dr. Strzelecki as a member of the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 6, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 6, 2022	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
Senior Vice President, General Counsel & Corporate Secretary